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                                                                    EXHIBIT 10.2





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                           FORM OF PURCHASE AGREEMENT


                                     between

                             WELLS FARGO BANK, N.A.
                                    as Seller


                                       and


                    WELLS FARGO AUTO RECEIVABLES CORPORATION
                                  as Purchaser





                          Dated as of ___________, 2001


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




                                TABLE OF CONTENTS

                                                     ARTICLE I
                                                    DEFINITIONS
SECTION 1.1.       Definitions....................................................................................1
SECTION 1.2.       Other Interpretive Provisions..................................................................1

                                                    ARTICLE II
                                         PURCHASE AND SALE OF RECEIVABLES
SECTION 2.1.       Purchase and Sale of Receivables...............................................................2
SECTION 2.2.       Receivables Purchase Price.....................................................................3

                                                    ARTICLE III
                                          REPRESENTATIONS AND WARRANTIES
SECTION 3.1.       Representations and Warranties of Seller.......................................................3
SECTION 3.2.       Representations and Warranties as to Each Receivable...........................................4
SECTION 3.3.       Repurchase upon Breach.........................................................................7

                                                    ARTICLE IV
                                                COVENANTS OF SELLER
SECTION 4.1.       Protection of Title to Seller Assets...........................................................8
SECTION 4.2.       Liability of Seller; Indemnities..............................................................10

                                                     ARTICLE V
                                             MISCELLANEOUS PROVISIONS
SECTION 5.1.       Obligations of Seller.........................................................................10
SECTION 5.2.       Seller's Assignment of Purchased Receivables..................................................11
SECTION 5.3.       Subsequent Transfer to Issuer and Indenture Trustee...........................................11
SECTION 5.4.       Amendment.....................................................................................11
SECTION 5.5.       Waivers.......................................................................................13
SECTION 5.6.       Notices.......................................................................................13
SECTION 5.7.       Costs and Expenses............................................................................13
SECTION 5.8.       Representations to Seller.....................................................................13
SECTION 5.9.       Governing Law.................................................................................13
SECTION 5.10.      Counterparts..................................................................................13


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                               PURCHASE AGREEMENT

         This PURCHASE AGREEMENT (as from time to time amended, supplemented or otherwise modified and in effect, this "Agreement") is made as of this ___th day of ___________, 2001 by and between WELLS FARGO BANK, N.A., a national banking association (the "Seller"), and WELLS FARGO AUTO RECEIVABLES CORPORATION, a Delaware corporation (the "Purchaser").

         WHEREAS, in the regular course of its business, Seller purchases or originates Motor Vehicle Loans secured by new and used automobiles and light trucks ;

         WHEREAS, Purchaser desires to purchase from Seller a portfolio of Motor Vehicle Loans arising in connection with Motor Vehicle Loans purchased by the Seller or originated by Seller; and

         WHEREAS, Seller is willing to sell such Motor Vehicle Loans to Purchaser.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 Definitions. Capitalized terms are used in this Agreement as defined in Appendix X to the Sale and Servicing Agreement among the Wells Fargo Auto Trust 200-__-__, as issuer, the Purchaser, as seller, and Wells Fargo Bank, N.A., as servicer, except that references in Appendix X to the "Seller" shall be deemed to be references to Purchaser hereunder and references to a "Seller Affiliate" shall be deemed to be references to the Seller hereunder.

         SECTION 1.2 Other Interpretive Provisions. For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (b) terms defined in
Article 9 of the UCC and not otherwise defined in this Agreement are used as defined in that Article; (c) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule or Exhibit are references to Articles, Sections, Schedules and Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term "including" means "including without limitation"; (f) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (g) references to any Person include that Person's successors and assigns; and (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                                   ARTICLE II

                        PURCHASE AND SALE OF RECEIVABLES

         SECTION 2.1 Purchase and Sale of Receivables.

         Effective as of the Closing Date and immediately prior to the transactions pursuant to the Indenture, the Sale and Servicing Agreement and the Trust Agreement, Seller does hereby sell, transfer, assign, set over and otherwise convey to Purchaser, without recourse (subject to the obligations herein) (the "Seller Assets"):

                  (i) all right, title and interest of Seller in and to the Receivables, and all moneys received thereon [on or] after the Cutoff Date;

                  (ii) all right, title and interest of Seller in the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of Seller in the Financed Vehicles and any other property that shall secure the Receivables;

                  (iii) the interest of Seller in any proceeds with respect to the Receivables from claims on any Insurance Policies covering Financed Vehicles or the Obligors or from claims under any lender's single interest insurance policy naming the Seller as an insured;

                  (iv) rebates of premiums relating to Insurance Policies and rebates of other items such as extended warranties financed under the Receivables, in each case, to the extent the Servicer would, in accordance with its customary practices, apply such amounts to the Principal Balance of the related Receivable;

                  (v) the interest of Seller in any proceeds from (i) any Receivable repurchased by a Dealer, pursuant to a Dealer Agreement, as a result of a breach of representation or warranty in the related Dealer Agreement, (ii) a default by an Obligor resulting in the repossession of the Financed Vehicle under the applicable Motor Vehicle Loan or (iii) any Dealer Recourse or other rights relating to the Receivables under Dealer Agreements;

                  (vi) all right, title and interest of Seller in any instrument or document relating to the Receivables; and

                  (vii) the proceeds of any and all of the foregoing.

         The sale, transfer, assignment, setting over and conveyance made hereunder shall not constitute and is not intended to result in an assumption by Purchaser of any obligation of Seller to the Obligors, the Dealers or any other Person in connection with the Receivables and the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.


----------





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

         SECTION 2.2. Receivables Purchase Price. In consideration for the Seller Assets, Purchaser shall, on the Closing Date, pay to Seller the Receivables Purchase Price. The "Receivables Purchase Price" shall be an amount equal to 100% of the sum of the following amounts: (i) the aggregate principal balance of the Seller's Receivables as of the Cutoff Date; (ii) accrued interest on such Receivables from the last payment date on the Receivables prior to Cutoff Date and to and including the day immediately preceding the Closing Date; (plus or minus) (iii) [insert appropriate adjustments]. The Receivables Purchase Price shall be paid by [wire transfer?] same day funds.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1. Representations and Warranties of Seller.

         Seller hereby makes the following representations and warranties upon which Purchaser may rely. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Receivables to Purchaser.

         (a) Organization and Good Standing. Seller has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States of America, with the power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted and had at all relevant times, and has, power, authority and legal right to acquire, own and sell the Seller Assets pursuant to Article II.

         (b) Power and Authority. Seller has the power, authority and legal right to execute and deliver this Agreement and to carry out its terms and to sell and assign the Seller Assets; and the execution, delivery and performance of this Agreement has been duly authorized by Seller by all necessary corporate action.

         (c) No Consent Required. No approval, authorization, consent, license or other order or action of, or filing or registration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby or thereby, other than the filing of UCC financing statements.

         (d) Valid Sale; Binding Obligation. Seller intends this Agreement to effect a valid sale, transfer, and assignment of the Receivables and the other properties and rights included in the Seller Assets conveyed by Seller to Purchaser hereunder, enforceable against creditors of and purchasers from Seller; and this Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors generally and to equitable limitations on the availability of specific remedies.




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         (e) No Violation. The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in any material breach of any of the terms and provisions of, constitute (with or without notice or lapse of time) a material default under or result in the creation or imposition of any Lien upon any of its material properties pursuant to the terms of, (i) the charter or bylaws of Seller, (ii) any material indenture, contract, lease, mortgage, deed of trust or other instrument or agreement to which Seller is a party or by which Seller is bound, or (iii) any law, order, rule or regulation applicable to Seller of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over Seller.

         (f) No Proceedings. There are no proceedings or investigations pending, or, to the knowledge of Seller, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over Seller or its properties: (i) asserting the invalidity of this Agreement or the transactions contemplated herein, (ii) seeking to prevent the consummation of any of the transactions by this Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by Seller of its obligations under, or the validity or enforceability of, this Agreement or the transactions contemplated herein, or
(iv) that may materially and adversely affect this Agreement or the transactions contemplated hereby.

         (g) Chief Executive Office. The chief executive office of Seller is set forth in Exhibit A attached hereto.

         SECTION 3.2. Representations and Warranties as to Each Receivable.

         Seller hereby makes the following representations and warranties as to each Receivable conveyed by it to Purchaser hereunder on which Purchaser shall rely in acquiring the Receivables. Unless otherwise indicated, such representations and warranties shall speak as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables to Purchaser hereunder, the sale, transfer and assignment of the Receivables to Issuer under the Sale and Servicing Agreement, and the pledge thereof to Indenture Trustee pursuant to the Indenture.

         (a) Characteristics of Receivables. The Receivable has been fully and properly executed by the parties thereto and (i) is a Direct Loan made by an Originator or has been originated by a Dealer in the ordinary course of such Dealer's business and has been purchased by an Originator, in either case, in the ordinary course of such Originator's business and in accordance with such Originator's underwriting standards to finance the retail sale by a Dealer of the related Financed Vehicle; (ii) has been acquired by the Seller from the Originator in the ordinary course of the Seller's and such Originator's business; (iii) the Originator of which has underwriting standards that require physical damage insurance to be maintained on the related Financed Vehicle, (iv) is secured by a valid, subsisting, binding and enforceable first priority security interest in favor of the Seller in the Financed Vehicle (subject to administrative delays and clerical errors on the part of the applicable government agency and to any statutory or other lien arising by operation of law after the Closing Date which is prior to such security interest), which security interest is assignable together with such Receivable, and has been so assigned to Purchaser, and subsequently assigned by Purchaser to the Issuer, (v) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for



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realization against the collateral of the benefits of the security, (vi)
provided, at origination, for level monthly payments (provided that the amount of the last payment may be different), which fully amortize the Initial Principal Balance over the original term, (vii) provides for interest at the Contract Rate specified in the Schedule of Receivables, (ix) was originated in the United States and (viii) constitutes "chattel paper" as defined in the UCC.

         (b) Individual Characteristics. The Receivables have the following individual characteristics as of the Cutoff Date; (i) each Receivable is secured by either a Motor Vehicle; (ii) each Receivable has a Contract Rate of at least ____% and not more than ____%; (iii) each Receivable had a remaining number of scheduled payments, as of the Cutoff Date, of not less than [36] and not more than [84]; (iv) each Receivable had an Initial Principal Balance of not less than [$6,000] and not more than [$50,000]; (v) no Receivable was more than 30 days past due as of the Cutoff Date; (vi) no Financed Vehicle had been repossessed as of the Cutoff Date; (vii) no Receivable is subject to a force placed Physical Damage Insurance Policy on the related Financed Vehicle; (viii) each Receivable is a Simple Interest Receivable [or an Actuarial Receivable, Rule of 78's Receivable or Sum of Periodic Balances Receivable]; (ix) the Dealer of the Financed Vehicle has no participation in, or other right to receive, any proceeds of the Receivable; and (x) no Receivable has Payaheads with respect to payments due more than [__] months after the Cut-Off Date. The Receivables were selected using selection procedures that were not intended by Seller to be adverse to the Purchaser.

         (c) Schedule of Receivables. The information with respect to each Receivable set forth in the Schedule of Receivables, including (without limitation) the identity and address of the Obligor, account number, the Initial Principal Balance, the maturity date and the Contract Rate, was true and correct in all material respects as of the close of business on the Cutoff Date.

         (d) Compliance with Law. The Receivable complied at the time it was originated or made, and will comply as of the Closing Date, in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including, to the extent applicable, usury laws, the Federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Fair Debt Collection Practices Act, Federal Reserve Board Regulations B and Z and any other consumer credit, consumer protection, equal opportunity and disclosure laws.

         (e) Binding Obligation. The Receivable constitutes the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable in all material respects by the holder thereof in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally, and the Receivable is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury.

         (f) Lien in Force. Neither Seller nor Originator taken any action which would have the effect of releasing the related Financed Vehicle from the Lien granted by the Receivable in whole or in part.




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

         (g) No Amendment or Waiver. No material provision of the Receivable has been amended, waived, altered or modified in any respect, except such waivers as would be permitted under this Agreement, and no amendment, waiver, alteration or modification causes such Receivable not to conform to the other representations or warranties contained in this Section.

         (h) No Liens. Neither Seller nor Originator has received notice of any Liens or claims, including Liens for work, labor, materials or unpaid state or federal taxes, relating to the Financed Vehicle securing the Receivable, that are or may be prior to or equal to the Lien granted by the Receivable.

         (i) No Default. Except for payment delinquencies continuing for a period of not more than 30 days as of the Cutoff Date, to the knowledge of Seller, no default, breach, violation or event permitting acceleration under the terms of the Receivable exists and no continuing condition that with notice or lapse of time, or both, would constitute a default, breach, violation or event permitting acceleration under the terms of the Receivable has arisen.

         (j) Insurance. The Receivable requires the Obligor to insure the Financed Vehicle under a Physical Damage Insurance Policy, pay the premiums for such insurance and keep such insurance in full force and effect.

         (k) Good Title. It is the intention of Seller that the transfer and assignment herein contemplated constitute a sale of the Receivables from Seller to Purchaser and that the beneficial interest in and title to the Receivables not be part of Seller's estate in the event of the filing of a bankruptcy petition or insolvency proceeding by or against Seller under any bankruptcy or insolvency law. No Receivable has been sold, transferred, assigned, or pledged by Seller to any Person other than Purchaser. Immediately prior to the transfer and assignment herein contemplated, Seller had good and marketable title to the Receivable free and clear of any Lien and had full right and power to transfer and assign the Receivable to Purchaser and immediately upon the transfer and assignment of the Receivable to Purchaser, Purchaser shall have good and marketable title to the Receivable, free and clear of any Lien; and Purchaser's interest in the Receivable resulting from the transfer has been perfected under the UCC.

         (l) Obligations. Each of Seller and the Originator has duly fulfilled all obligations on its part to be fulfilled under, or in connection with, the Receivable.

         (m) Possession. There is only one original executed Receivable, and immediately prior to the Closing Date, the Seller will have possession of such original executed Receivable.

         (n) No Government Obligor. The Obligor on the Receivable is not the United States of America or any state thereof or any local government, or any agency, department, political subdivision or instrumentality of the United States of America or any state thereof or any local government.

         (o) Marking Records. By the Closing Date, Seller shall have caused the portions of Seller's and the Originator's electronic master record of Motor Vehicle Loans relating to the Receivables to be clearly and unambiguously marked to show that the Receivable is owned by Purchaser in accordance with the terms of this Agreement.




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         (p) No Assignment. As of the Closing Date, neither Seller nor the
Originator shall have taken any action to convey any right to any Person that would result in such Person having a right to payments received under the Insurance Policies or Dealer Agreements, or payments due under the Receivable, that is senior to, or equal with, that of Purchaser.

         (q) Lawful Assignment. The Receivable has not been originated in, and is not subject to the laws of, any jurisdiction under which the sale, transfer or assignment of such Receivable hereunder or pursuant to transfers of the Notes or Certificates are unlawful, void or voidable. Seller has not entered into any agreement with any Obligor that prohibits, restricts or conditions the assignment of any portion of the Receivables.

         (r) Dealer Agreements. A Dealer Agreement for each Receivable is in effect whereby the Dealer warrants title to the Motor Vehicle and indemnifies the Seller against the unenforceability of each Receivable sold thereunder, and the rights of Originator and Seller thereunder, with regard to the Receivable sold hereunder, have been validly assigned to and are enforceable against the Dealer by the Purchaser, along with any Dealer Recourse.

         (s) Composition of Receivable. No Receivable has a Principal Balance which includes capitalized interest or late charges.

         (t) Database File. The information included with respect to each Receivable in the database file delivered pursuant to Section 4.9(b) of the Sale and Servicing Agreement is accurate and complete in all material respects.

         (u) No Bankruptcy. As of the Cut-Off Date, Seller has not received any notice that any Obligor under any Receivable has filed for bankruptcy, and to the best of Seller's knowledge without any independent investigation, no Obligor under any Receivable is in bankruptcy or similar proceedings.

         (v) Amounts. The Original Pool Balance was $_______________.

         (w) Aggregate Characteristics. The Receivables had the following characteristics in the aggregate as of the Cutoff Date: (i) approximately ____% of the Original Pool Balance was attributable to loans for purchases of new Financed Vehicles, and approximately ____% of the Original Pool Balance was attributable to loans for purchases of used Financed Vehicles; (ii) approximately ____% of the Original Pool Balance was attributable to Receivables the mailing addresses of the Obligors with respect to which are located in the State of ________ and ____% of the Original Pool Balance was attributable to Receivables the mailing addresses of the Obligors with respect to which are located in the State of _____, ____% in the State of _______, ____% in the State of ______, and ____% in the State of ______, and no other state accounts for more than ____% of the Original Pool Balance; (iii) the weighted average Contract Rate of the Receivables was _____%; (iv) there are _____ Receivables being conveyed by Seller to Issuer; (v) the average Cutoff Date Principal Balance of the Receivables was $______; and (vi) the weighted average original term and weighted average remaining term of the Receivables were _____ months and _____ months, respectively.

         SECTION 3.3. Repurchase upon Breach. Seller or Purchaser, as the case may be, shall inform the other party to this Agreement promptly, in writing, upon the discovery of any breach or failure to be true of the representations or warranties made by Seller in Section 3.2; provided





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

that the failure to give such notice shall not affect any obligation of Seller. If the breach or failure shall not have been cured by the last day of the Collection Period which includes the 60th day (or if Seller elects, the 30th day) after the date on which Seller becomes aware of, or receives written notice from Purchaser of, such breach or failure, and such breach or failure materially and adversely affects the interests of Issuer and the Holders in any Receivable. Seller shall repurchase each such Receivable from Purchaser as of such last day of such Collection Period at a purchase price equal to the Purchase Amount for such Receivable as of such last day of such Collection Period. Notwithstanding the foregoing, any such breach or failure with respect to the representations and warranties contained in Section 3.2 will not be deemed to have such a material and adverse effect with respect to a Receivable if the facts resulting in such breach or failure do not affect the ability of Issuer to receive and retain payment in full on such Receivable. In consideration of the purchase of a Receivable hereunder, Seller shall (unless otherwise directed by Purchaser in writing) deposit the Purchase Amount of such Receivable, no later than the close of business on the next Deposit Date, in the Collection Account. The sole remedy of Purchaser with respect to a breach or failure to be true of the warranties made by Seller pursuant to Section 3.2 shall be to require Seller to repurchase Receivables pursuant to this Section.

                                   ARTICLE IV

                               COVENANTS OF SELLER

         Seller covenants and agrees with Purchaser as follows:

         SECTION 4.1. Protection of Title to Seller Assets.

         (a) Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of Purchaser, Owner Trustee and Indenture Trustee in the Receivables and the proceeds thereof. Seller shall deliver (or cause to be delivered) to Purchaser file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

         (b) Seller shall not change its name, identity or corporate structure or jurisdiction of organization in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given Purchaser, Owner Trustee and Indenture Trustee at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

         (c) Seller shall give Purchaser, Owner Trustee and Indenture Trustee at least 60 days' prior written notice of any relocation of its principal executive office or change in its jurisdiction or organization, if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement.




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

         (d) Seller shall maintain its computer systems relating to installment loan recordkeeping so that, from and after the time of sale under this Agreement of its Receivables, Seller's master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of Purchaser, Issuer and Indenture Trustee in such Receivable and that such Receivable has been sold to Purchaser and by Purchaser to Issuer and is owned by Issuer and has been pledged to Indenture Trustee pursuant to the Indenture. Indication of Purchaser's, Issuer's and Indenture Trustee's interest in a Receivable shall be deleted from or modified on Seller's computer systems when, and only when, the related Receivable shall have been paid in full or repurchased by Seller or purchased by Servicer.

         (e) If at any time Seller shall propose to sell, grant a security interest in or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, Seller shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold to Purchaser and then sold by Purchaser to Issuer and pledged to Indenture Trustee.

         (f) Seller shall permit Purchaser, Owner Trustee and Indenture Trustee and its agents at any time during normal business hours to inspect, audit and make copies of and abstracts from Seller's records regarding any Receivable.

         (g) Upon request at any time Purchaser, Owner Trustee or Indenture Trustee shall have reasonable grounds to believe that such request is necessary in connection with the performance of its duties under this Agreement, Seller shall furnish to Purchaser, within thirty (30) Business Days, a list of all Receivables (by contract number and name of Obligor) conveyed to Purchaser hereunder and then owned by Issuer, together with a reconciliation of such list to the Schedule of Receivables and to each of Servicer's Reports furnished before such request indicating removal of Receivables from Issuer.

         (h) Seller shall deliver or cause to be delivered to Purchaser, Owner Trustee and Indenture Trustee:

                  (1) promptly after the execution and delivery of this Agreement and of each amendment thereto, an Opinion of Counsel either
         (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of Purchaser in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

                  (2) within 120 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 120-day period, either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of Purchaser in the Receivables, and reciting the details of such filings or referring to prior


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
         Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

         Each Opinion of Counsel referred to in clause (1) or (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

         SECTION 4.2. Liability of Seller; Indemnities. Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by Seller under this Agreement.

         (a) Seller shall indemnify, defend and hold harmless Purchaser, Issuer, Owner Trustee and Indenture Trustee and their respective officers, directors, employees and agents from and against any taxes that may at any time be asserted against any such Person with respect to, and on the date of, the sale of the Receivables to Purchaser, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, not including any taxes asserted with respect to Federal or other income taxes arising out of this Agreement and the other Basic Documents) and costs and expenses in defending against the same.

         (b) Seller shall indemnify, defend and hold harmless Purchaser, Issuer, Owner Trustee, Indenture Trustee, the Certificateholders, the Noteholders and the officers, directors, employees and agents of Purchaser, Issuer, Owner Trustee and Indenture Trustee from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent arising out of, or imposed upon such Person through or as a result of (i) Seller's willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement, and (ii) the failure of any Receivable conveyed by it to Purchaser hereunder, or the sale of the related Financed Vehicle, to comply with all requirements of applicable law.

         (c) Seller shall be liable as primary obligor for, and shall indemnify, defend and hold harmless Purchaser and its officers, directors, employees and agents from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or incurred in connection with, the acceptance or performance of the duties set forth herein, except to the extent that such cost, expense, loss, claim, damage or liability shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of Purchaser. Indemnification under this Section shall survive the termination of this Agreement and shall include reasonable fees and expenses of counsel and other expenses of litigation. If Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to Seller, without interest.

                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

         SECTION 5.1. Obligations of Seller. The obligations of Seller under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

         SECTION 5.2. Seller's Assignment of Purchased Receivables. With respect to all Receivables repurchased by Seller pursuant to this Agreement, Purchaser shall assign, without recourse, representation or warranty, to Seller all Purchaser's right, title and interest in and to such Receivables, and all security and documents relating thereto.

         SECTION 5.3. Subsequent Transfer to Issuer and Indenture Trustee. Seller acknowledges that:

         (a) Purchaser will, pursuant to the Sale and Servicing Agreement, sell the Receivables to Issuer and assign its rights under this Agreement to the Owner Trustee for the benefit of the Noteholders and the Certificateholders, and that the representations and warranties contained in this Agreement and the rights of Purchaser under Section 3.3 hereof are intended to benefit Issuer, the Owner Trustee, the Noteholders and the Certificateholders. Seller hereby consents to such sale and assignment.

         (b) Issuer will, pursuant to the Indenture, pledge the Receivables and its rights under this Agreement to the Indenture Trustee for the benefit of the Noteholders, and that the representations and warranties contained in this Agreement and the rights of Purchaser under this Agreement, including under
Section 3.3 are intended to benefit the Indenture Trustee and the Noteholders. Seller hereby consents to such pledge.

         SECTION 5.4. Amendment.

         (a) This Agreement may be amended by Seller and the Purchaser, with the consent of the Servicer, Owner Trustee and Indenture Trustee (which consent may not be unreasonably withheld), but without the consent of any of the Noteholders or the Certificateholders:

                  (i) to cure any ambiguity or defect, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement; provided that such action shall not, as evidenced by an Opinion of Counsel delivered to Purchaser, Owner Trustee and Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder;

                  (ii) (A) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of Issuer to qualify as, and to permit an election to be made to cause all or a portion of Issuer to be treated as, a "financial asset securitization investment trust" as described in the provisions of the "Small Business Job Protection Act of 1996," or to enable all or a portion of the Issuer to qualify and an election to be made for similar treatment under such comparable subsequent federal income tax provisions as may ultimately be enacted into law, and (B) in connection with any such election, to modify or eliminate existing provisions set forth in this Agreement relating to the intended federal income tax treatment of the Notes or Certificates and Issuer in the absence of the election; it being a condition to any such amendment that each





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

                           Rating Agency shall have notified the Seller, Purchaser, the Servicer, Indenture Trustee and the Owner Trustee in writing that the amendment will not result in a reduction or withdrawal of the rating of any outstanding Notes or Certificates with respect to which it is a Rating Agency; and

                  (iii) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable (a) the transfer to Issuer of all or any portion of the Receivables to be derecognized under GAAP by Purchaser to Issuer, (b) Issuer to avoid becoming a member of Purchaser's consolidated group under GAAP or (c) the Seller or Purchaser, or any of their Affiliates to otherwise comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle; it being a condition to any such amendment that each Rating Agency shall have notified the Seller, Purchaser, the Servicer, Indenture Trustee and the Owner Trustee in writing that the amendment will not result in a reduction or withdrawal of the rating of any outstanding Notes or Certificates with respect to which it is a Rating Agency.

         (b) This Agreement may also be amended from time to time by Seller and Purchaser, with the consent of the Servicer, Owner Trustee and Indenture Trustee, the consent of the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes and the consent of the Holders of Certificates evidencing not less than a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided that no such amendment shall
(i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (ii) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Balance, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and the Holders of all the outstanding Certificates of each class affected thereby.

         (c) Prior to the execution of any such amendment or consent, Purchaser shall furnish written notification of the substance of such amendment or consent to each Rating Agency. Promptly after the execution of any such amendment or consent, Purchaser shall furnish written notification the substance of such amendment or consent to each Noteholder, Certificateholder and Owner Trustee and Indenture Trustee.

         (d) It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

         (e) Prior to the execution of any amendment to this Agreement, Purchaser, Owner Trustee and Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied and the Opinion of Counsel referred to in Section 4.1(h)(i) has been delivered. Purchaser, Owner Trustee and Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects Purchaser's, Owner Trustee's or Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

         SECTION 5.5. Waivers. No failure or delay on the part of Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

         SECTION 5.6. Notices. All demands, notices and communications pursuant to this Agreement to either party shall be in writing, personally delivered, or sent by telecopier, overnight mail or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt at the address set forth in Exhibit A attached hereto or at such other address as may be designated by it by notice to the other party.

         SECTION 5.7. Costs and Expenses. Seller will pay all expenses incident to the performance of its obligations under this Agreement and Purchaser agrees to pay expenses incident to the performance of its obligations under this Agreement and all expenses in connection with the perfection as against third parties of Purchaser's right, title and interest in and to the Receivables.

         SECTION 5.8. Representations to Seller. The respective agreements, representations, warranties and other statements by Seller and Purchaser set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the Closing Date.

         SECTION 5.9. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 5.10. Counterparts. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereby have caused this Purchase Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.

                                             WELLS FARGO BANK, N.A., as Seller



                                             By:
                                                --------------------------------
                                                Name:
                                                Title:




                                             WELLS FARGO AUTO RECEIVABLES
                                             CORPORATION, as Purchaser


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                                                       EXHIBIT A



                        Location of Seller and Purchaser



WELLS FARGO BANK, N.A.
420 Montgomery Street
San Francisco, California 94163


WELLS FARGO RECEIVABLES CORPORATION
[100 West Commons Boulevard, Suite 212
New Castle, Delaware 19720]